UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Member of the Board of Directors

On August 11, 2017, the Board of Directors (the “Board”) of Altaba Inc. (the “Company”) appointed Richard L. Kauffman to fill a vacancy, and serve as a director of Altaba, effective immediately. The Board also appointed Mr. Kauffman as a member of the Audit Committee of the Board, replacing Catherine J. Friedman.

There are no arrangements or understandings between Mr. Kauffman and any other persons pursuant to which he was selected as a director, and Mr. Kauffman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kauffman will participate in the Company’s director compensation arrangements applicable to non-employee directors (except that he is not currently eligible to participate in the Company’s Long-Term Deferred Compensation Incentive Plan). Under the terms of those arrangements, Mr. Kauffman will receive a retainer of $350,000 per year for service on the Board and an additional $20,000 per year for service on the Audit Committee of the Board, and Mr. Kauffman has committed to donating his director compensation to charity for as long as he continues to serve as an employee of the State of New York. The Company will enter into its standard form of indemnification agreement with Mr. Kauffman.

The Company issued a press release on August 15, 2017 announcing the appointment of Richard L. Kauffman to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report.

(e)	Long-Term Deferred Compensation Incentive Plan

On August 9, 2017, the Board approved the Altaba Inc. Long-Term Deferred Compensation Incentive Plan (the “Plan”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), subject to stockholder approval. The Board has determined to solicit stockholder approval of the Plan at the Company’s 2017 annual stockholder’s meeting.

The Plan is intended to attract, retain and appropriately incentivize the Company’s executive officers and other key employees by providing them with grants of incentive cash awards and the non-employee members of the Board by providing them with the opportunity to defer director fees into a deferral account under the Plan, in each case, as determined by the Compensation Committee pursuant to the terms of the Plan. The value of these incentive awards and deferral accounts under the Plan will be determined based on measurement of the change in the Company’s trading discount relative to the pre-tax value of the Company’s net assets, as adjusted to eliminate any impact from share price movements of ordinary shares of Alibaba Group Holding Limited and shares of common stock of Yahoo Japan Corporation, against certain targeted performance levels with resulting payout multipliers to be established by the Compensation Committee. Assuming the maximum payout multiplier applicable to incentive awards, the maximum amount that may become payable to a participant in any fiscal year of the Company is $24,000,000 and the maximum amount that may become payable with respect to all awards granted to participants under the Plan is $60,000,0000. Awards granted under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan will be administered by the Compensation Committee.

On August 9, 2017, the Compensation Committee approved the grant of incentive awards to certain executive officers and other key employees designated as participants under the Plan, subject to stockholder approval of the Plan, including Thomas J. McInerney (Chief Executive Officer), Arthur Chong (General Counsel and Secretary), Alexi A. Wellman (Chief Financial and Accounting Officer) and DeAnn Fairfield Work (Chief Compliance Officer) with initial values equal to $6,000,000, $3,000,000, $1,500,000 and $1,000,000, respectively. Each incentive award vests over a three year period, commencing on June 13, 2017 (the “vesting commencement date”), with 20%, 30% and 50% of the incentive award vesting on the first, second and third anniversaries of the vesting commencement date, respectively, subject to the participant’s continued employment with the Company on each such date. No amounts will vest on either of the first two anniversaries of the vesting commencement date unless the payout multiplier (as described below) on each such date is at least 2.0. In the event of a qualifying termination of the participant’s employment (either by the Company without cause or by the participant for good reason) or the occurrence of a change in control, any unvested portion of the incentive award will fully accelerate and become payable in accordance with the terms and conditions of the Plan and the applicable award agreement. The amount of an incentive award that may become payable to a participant is subject to the achievement of a reduction in the Company’s trading discount (if any) and resulting payout multipliers and will be measured on the applicable vesting date, the date of the occurrence of a change in control or, in the case of a qualifying termination, the greater of the amount measured as of the date of termination or the first anniversary of such date of termination, by reference to the table below:

	Current Trading Discount^	Change from Trading Discount a/o 8/11/17	Trading Discount Reduction from Baseline (27.2%)	Payout Multiplier*
Trading Discount as of 8/11/17	30.3%		-3.1%	—
	28.0%	2.3%	-0.8%	—
Baseline	27.2%	3.1%	0.0%	—
Threshold	25.6%	4.7%	1.6%	0.50
	23.4%	6.9%	3.8%	1.00
	21.2%	9.1%	6.0%	1.50
	19.0%	11.3%	8.2%	2.00
	16.4%	13.9%	10.8%	3.00
	14.5%	15.8%	12.7%	3.50
Maximum	12.5%	17.8%	14.7%	4.00

^	As defined in the Plan.

*	The payout multiplier is applied towards the vested portion of each participant’s initial award value. The payout multiplier is capped at 4.0 if the trading discount reduction from Baseline level is at least 14.7%. If the trading discount reduction is less than 1.6% from Baseline level, the payout multiplier will be equal to zero. If the trading discount reduction falls between any two scheduled levels, the payout multiplier will be calculated using straight line interpolation between such levels.

Incentive awards, to the extent vested, will generally be paid to the participant within thirty (30) days following the earlier to occur of the first anniversary of each applicable vesting date or a change in control, unless otherwise deferred in accordance with the Plan (as described below). Under certain conditions, a participant may also be entitled to a catch-up payment if the participant is either employed with the Company as of a change in control or has experienced a qualifying termination within 12 months prior to such change in control or, in the absence of a change in control, the fourth anniversary of the Plan’s effective date and each six-month anniversary thereafter, in each case, pursuant to the terms and conditions of the Plan and the applicable award agreement. A participant will also be entitled to receive interest credit (based on the applicable prime rate of interest reported in the Wall Street Journal) on any incentive awards that are paid more than 30 days following an applicable vesting date. Each participant may elect to defer payment of his or her incentive award, to the extent vested, to the occurrence of the participant’s separation from service in lieu of receiving payment on the first anniversary of each vesting date.

Each independent director who is designated as a participant under the Plan shall be required to defer a portion of not less than 50% and up to 100% of his or her director fees payable in cash for services rendered by such director during the period commencing as of the date of deferral and ending on the date of the third anniversary of the first regularly scheduled annual meeting of the Company’s stockholders. The amount of director fees so deferred will be credited to the participant’s deferral account under the Plan as of the regularly scheduled payment date of such fees. The participant will be fully vested in his or her deferral account. The value of the participant’s deferral account will be subject to increase or decrease based on the achievement of a reduction in the Company’s trading discount (if any) against Baseline level and resulting payout multipliers as set forth in the deferral agreement entered into between the director and the Company and which will be measured on the applicable payment date. Distribution of the participant’s deferral account, as adjusted pursuant to the terms of the Plan, will be made to the participant in a single lump sum cash payment upon the earlier to occur of (i) the participant’s separation from service for any reason or (ii) a change in control of the Company.

As previously disclosed, the Company informally submitted a draft no-action letter request to the staff (the “Staff”) of the Securities and Exchange Commission. The Staff has informed the Company that it will not be providing formal guidance in the form of a no-action letter, without approving or dis-approving of the Plan. Accordingly, the Company has structured the Plan with the advice of legal counsel in a manner designed to comply with the requirements of the Investment Company Act of 1940.

The disclosure contained herein is qualified in its entirety by reference to the full text of the Plan, the forms of Grant Notice and Award Agreement for employees, and the Deferral Election Form for directors, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit 99.1 is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit Number	Description

10.1	Altaba Inc. Long-Term Deferred Compensation Incentive Plan
10.2	Altaba Inc. Long-Term Deferred Compensation Incentive Plan Grant Notice and Award Agreement
10.3	Altaba Inc. Long-Term Deferred Compensation Incentive Plan Deferral Election Form
99.1	Press release, dated August 15, 2017 announcing new board member

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

By:	/s/ Arthur Chong
Arthur Chong
General Counsel and Secretary

Date: August 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Altaba Inc. Long-Term Deferred Compensation Incentive Plan
10.2	Altaba Inc. Long-Term Deferred Compensation Incentive Plan Grant Notice and Award Agreement
10.3	Altaba Inc. Long-Term Deferred Compensation Incentive Plan Deferral Election Form
99.1	Press release, dated August 15, 2017 announcing new board member